Exhibit 10.1

AMENDMENT NO. 1 TO
CO-INVESTMENT AND ALLOCATION AGREEMENT

This AMENDMENT NO. 1 TO CO-INVESTMENT AND ALLOCATION AGREEMENT (this “Amendment”) is dated as of June 19, 2015, by and among Starwood Property Trust, Inc., a Maryland corporation (the “Company”), SPT Management, LLC, a Delaware limited liability company (the “Manager”), and Starwood Capital Group Global, L.P., a Delaware limited partnership (“Starwood Capital Group”).

Capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to them in the Agreement (as defined below).

WHEREAS, the Company, the Manager and Starwood Capital Group are parties to that certain Co-Investment and Allocation Agreement, dated as of August 17, 2009 (the “Agreement”); and

WHEREAS, the Company, the Manager and Starwood Capital Group desire to amend, and do hereby amend, the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein made and intending to be legally bound, the parties hereto hereby agree as follows:

1.                                      Definition of Near Term Loan-to-Own Investment.  Schedule I of the Agreement is hereby amended by adding the following definition of Near Term Loan-to-Own Investments:

“Near Term Loan-to-Own Investment” means any Target Asset which, at the time of its origination or acquisition, the originator or acquiror had the intent and/or expectation of foreclosing on, or otherwise acquiring, the real property securing such Target Asset within 18 months of its origination or acquisition of such Target Asset.

2.                                      Definition of Starwood Affiliate.  Schedule I of the Agreement is hereby amended by adding the following definition of Starwood Affiliate:

“Starwood Affiliate” means a director or officer of the Company who is also an officer, employee or agent of Starwood Capital Group or any of its Affiliates.

3.                                      Definition of Target Assets.                                             Schedule I of the Agreement is hereby amended by deleting the definition of Target Assets and replacing it in its entirety with the following:

“Target Assets” means the types of assets described under “Business—Our Target Assets” in the IPO Prospectus, as such Target Assets are identified on Schedule II hereto, excluding any Near Term Loan-to-Own Investments, it being understood that any expansions of, or additions to, the Company’s target assets from and after the date of the IPO Prospectus shall not be included in “Target Assets” for purposes of the Agreement.

4.                                      Corporate Opportunities.  Article I of the Agreement is hereby amended by adding the following as new Section 1.3:

1.3                               Corporate Opportunities.

(a)                                 Each of the Company, the Manager and Starwood Capital Group agrees that the Company shall have the power to renounce, by resolution of the Board of Directors of the Company, any interest or expectancy of the Company in, or in being offered an opportunity to participate in, business opportunities or classes or categories of business opportunities that are (i) presented to the Company or (ii) developed by or presented to one or more directors or officers of the Company.

(b)                                 Each of the Company, the Manager and Starwood Capital Group agrees that, if any Starwood Affiliate acquires knowledge of a potential business opportunity, the Company renounces, on its behalf and on behalf of its subsidiaries, any potential interest or expectation in, or right to be offered or to participate in, such business opportunity to the maximum extent permitted from time to time by Maryland law, unless it is an opportunity to invest in a Target Asset (which is governed by the terms of the Agreement).  Accordingly, each of the Company, the Manager and Starwood Capital Group agrees that, except for opportunities to invest in Target Assets, to the maximum extent permitted from time to time by Maryland law (a) no Starwood Affiliate is required to present, communicate or offer any business opportunity to the Company or any of its subsidiaries and (b) any Starwood Affiliate, on his or her own behalf or on behalf of Starwood Capital Group or any of its Affiliates, shall have the right to hold and exploit any business opportunity, or to direct, recommend, offer, sell, assign or otherwise transfer such business opportunity to any person or entity other than the Company and its subsidiaries.  Each of the Company, the Manager and Starwood Capital Group further agrees that the taking by a Starwood Affiliate for himself or herself, or the offering or other transfer to another person or entity, of any potential business opportunity, other than an opportunity to invest in a Target Asset, whether pursuant to the charter of the Company or otherwise, shall not constitute or be construed or interpreted as (i) an act or omission of the Starwood Affiliate committed in bad faith or as the result of active or deliberate dishonesty or (ii) receipt by the Starwood Affiliate of an improper benefit or profit in money, property, services or otherwise.

5.                                      Notices.  Section 2.3 of the Agreement is hereby amended and restated in its entirety with the following:

All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by facsimile transmission with telephonic confirmation or (iv) delivery by registered or

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certified mail, postage prepaid, return receipt requested, addressed as set forth below (or to such other address as may be hereafter notified by the respective parties hereto in accordance with this Section 2.3):

The Company:	Starwood Property Trust, Inc. 591 West Putnam Avenue Greenwich, Connecticut 06830 Attention: Andrew J. Sossen

with a copy to:	Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 Attention: Michael Gordon

The Manager or Starwood Capital Group:	SPT Management, LLC 591 West Putnam Avenue Greenwich, Connecticut 06830 Attention: Ellis F. Rinaldi, Esq.

with a copy to:	Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 Attention: Michael Gordon

6.                                      Schedule II.  The Agreement is hereby amended by adding new Schedule II, which Schedule II is set forth immediately following the signature page of this Amendment.

7.                                      Representations and Warranties.

(a)                                 The Company represents and warrants to the Manager and Starwood Capital Group that this Amendment:  (i) has been duly and validly executed and delivered by the Company; and (ii) constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by general principles of equity.

(b)                                 The Manager represents and warrants to the Company and Starwood Capital Group that this Amendment:  (i) has been duly and validly executed and delivered by the Manager; and (ii) constitutes the legal, valid and binding obligation of the Manager, enforceable against the Manager in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by general principles of equity.

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(c)                                  Starwood Capital Group represents and warrants to the Company and the Manager that this Amendment:  (i) has been duly and validly executed and delivered by Starwood Capital Group; and (ii) constitutes the legal, valid and binding obligation of Starwood Capital Group, enforceable against Starwood Capital Group in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by general principles of equity.

8.                                      Ratification of Agreement.                                               Except as expressly provided in this Amendment, all of the terms, covenants, and other provisions of the Agreement are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms.

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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

COMPANY:

STARWOOD PROPERTY TRUST, INC.

By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Chief Operating Officer and General Counsel

MANAGER:

SPT MANAGEMENT, LLC

By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Authorized Signatory

STARWOOD CAPITAL GROUP:

STARWOOD CAPITAL GROUP GLOBAL, L.P.

By:	SCGG GP, L.L.C.

By:	/s/ Barry S. Sternlicht
	Name:	Barry S. Sternlicht
	Title:	Authorized Signatory

Signature Page to Amendment No. 1 to Co-Investment and Allocation Agreement

Schedule II

As described under “Business—Our Target Assets” in the IPO Prospectus, Target Assets include the following types of loans and other debt investments with respect to commercial real estate:

•                  Whole Mortgage Loans:  loans secured by a first mortgage lien on commercial property which provide long-term mortgage financing to commercial property developers and owners that generally have maturity dates ranging from three to ten years.

•                  Bridge Loans:  whole mortgage loans secured by a first mortgage lien on commercial property which provide interim or bridge financing to borrowers seeking short-term capital typically for the acquisition of real estate.

•                  B Notes:  typically a privately negotiated loan that is secured by a first mortgage on a single large commercial property or group of related properties and subordinated to an A Note secured by the same first mortgage on the same property or group.

•                  Mezzanine Loans:  loans made to property owners that are secured by pledges of the borrower’s ownership interests in the property and/or the property owner; subordinate to whole mortgage loans secured by first or second mortgage liens on the property and senior to the borrower’s equity in the property.

•                  Construction/Rehabilitation Mortgage Loans and Mezzanine Loans:  mortgage loans and mezzanine loans to finance construction or rehabilitation of commercial properties.

•                  Commercial Mortgage-Backed Securities (“CMBS”):  securities which are collateralized by, or evidence ownership interests in, a mortgage loan secured by a single commercial property, or a partial or entire pool of mortgage loans secured by commercial properties, including:

•                  senior or subordinated investment grade CMBS,

•                  below investment grade CMBS, and

•                  unrated CMBS.

•                  Corporate Bank Debt:  term loans and revolving credit facilities of commercial real estate operating or finance companies, each of which is generally secured by the company’s assets.

•                  Corporate Bonds:   debt securities issued by commercial real estate operating or finance companies which may be secured by the company’s assets or may not provide for any security, including:

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•                  investment grade corporate bonds,

•                  below investment grade corporate bonds, and

•                  unrated corporate bonds.

Target Assets may also include the following types of loans and debt investments relating to residential real estate:

•                  Residential Mortgage Loans:  loans generally secured by a first mortgage lien on a residential property.

•                  Residential Mortgage-Backed Securities (“RMBS”):  securities that are collateralized by residential mortgage loans, including:

•                  Agency RMBS, which are RMBS guaranteed by a U.S. Government agency or a federally chartered corporation.

•                  Non-Agency RMBS, which are RMBS that are not guaranteed by any U.S. Government agency or federally chartered corporation.

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